Exhibit 99.1

Harmony Biosciences Announces Planned CEO Transition to Support Next Phase of Growth

The Board of Directors has appointed Peter Anastasiou, former Harmony board member and current Sr. EVP and COO, to become President, Chief Executive Officer and a member of the Board, effective January 1, 2027.

Current CEO Jeffrey M. Dayno, M.D., will retire at the end of the year following a nine-year tenure at the Company, including as Chief Medical Officer, and step down as a member of the Board.

The Company reiterates full-year 2026 WAKIX® net revenue guidance of $1.0 billion to $1.04 billion, remains on track to report data from the multiple ascending dose (MAD) study of BP-205 in Q4 2026, and is focused on executing its previously communicated strategic priorities.

PLYMOUTH MEETING, Pa. — Oct. 12, 2026 — Harmony Biosciences Holdings, Inc. (Nasdaq: HRMY) (“Harmony” or the “Company”) today announced that, as part of the Board of Directors’ succession planning, Peter Anastasiou, former Harmony board member and current Sr. EVP and Chief Operating Officer, has been appointed President, Chief Executive Officer and member of the Board of Directors, effective January 1, 2027. He succeeds Jeffrey M. Dayno, M.D., who will retire as President and CEO and step down from the Board of Directors on December 31, 2026. To support the leadership transition, Dr. Dayno will serve as a non-executive advisor to the Company throughout 2027 to support Harmony’s growth objectives.

The planned succession comes as Harmony enters its next phase of growth from a position of financial and operational strength. The Company remains focused on its strategic priorities: growing the pitolisant franchise; advancing its diversified CNS pipeline, led by potential best-in-class orexin agonist BP-205; deploying capital strategically by transacting on value-creating assets; and protecting WAKIX® exclusivity.

“Jeff has led Harmony through a period of strong growth, establishing WAKIX as a leading treatment in narcolepsy, advancing the pitolisant lifecycle management strategy, diversifying the pipeline for sustained long-term growth and leaving the Company in a position of financial strength,” said Jeffrey S. Aronin, founder and Chairman of the Board of Harmony. “The Board is grateful for Jeff’s leadership and his commitment to patients, employees and shareholders.”

“Peter is the right leader for Harmony’s next phase of growth. He has a deep understanding of our business and has been an important contributor to our strategy, pipeline and business development efforts,” continued Aronin. “Peter also brings more than three decades of biopharmaceutical experience, leading organizations in commercializing, acquiring and developing treatments for both broad and rare CNS diseases to serve patients and create value for shareholders.”

“It has been a privilege to lead Harmony through a phase of significant growth, and I am grateful to the Board for the opportunity to have served as CEO. It has also been my honor to work alongside such a talented team of individuals who are deeply committed to improving the lives of patients with unmet needs,” said Dayno. “Peter knows Harmony’s business exceptionally well, I have great confidence in his leadership, and I look forward to supporting him, the Board and the Company through this transition.”

“I am honored to serve as Harmony’s next CEO and am grateful to the Board for this opportunity. Harmony is unique, having strong commercial capabilities, a diverse CNS pipeline with multiple potential value-creating catalysts, and a strong balance sheet that allows us to be self-funded and to invest thoughtfully in additional opportunities,” said Anastasiou. “I look forward to working with the Board, leadership team and our dedicated employees to lead Harmony through our next phase of growth, building on the foundation that Jeff and the team have established.”

The Company today reiterated its full-year 2026 WAKIX net revenue guidance of $1.0 billion to $1.04 billion and is on track to report MAD study data for BP-205 in Q4 2026. Harmony remains committed to its previously communicated strategic priorities and does not currently expect any change in the timing of key commercial and pipeline milestones.

About Peter Anastasiou

Peter Anastasiou has served as Sr. EVP and Chief Operating Officer at Harmony Biosciences and previously served for three years on the company’s Board of Directors. Prior to that, Anastasiou was Chief Executive Officer and a member of the board of directors of Capsida Biotherapeutics for nearly four years. During his tenure, he led Capsida through a period of significant growth, raising more than $165 million in capital and securing partnerships with AbbVie and Lilly.

Prior to that, Mr. Anastasiou served as Executive Vice President, member of the global executive committee, and President of North America at Lundbeck. In this role, he led an organization of approximately 1,200 employees, delivered annual net revenues exceeding $1.5 billion, and achieved profit margins greater than 60%. He played a central role in building Lundbeck’s cross-functional capabilities in North America and in the development, acquisition/licensing, launch and commercialization of multiple broad and rare CNS therapies. Mr. Anastasiou also represented Lundbeck on the board of Pharmaceutical Research and Manufacturers of America (PhRMA) for more than four years.

Earlier in his career, he held management roles at Neuronetics, Inc., Bristol-Myers Squibb and Lilly. Anastasiou holds an M.B.A. from the Kelley School of Business at Indiana University and a B.A. in economics and management from Albion College.

About Harmony Biosciences

Harmony Biosciences is a pharmaceutical company dedicated to developing and commercializing innovative therapies for patients with rare neurological diseases who have unmet medical needs. Driven by novel science, visionary thinking, and a commitment to those who feel overlooked, Harmony Biosciences is nurturing a future full of therapeutic possibilities that may enable patients with rare neurological diseases to truly thrive. Established by Paragon Biosciences, LLC, in 2017 and headquartered in Plymouth Meeting, Pa., we believe that when empathy and innovation meet, a better future can begin; a vision evident in the therapeutic innovations we advance, the culture we cultivate, and the community programs we foster. For more information, please visit www.harmonybiosciences.com.

Forward-Looking Statements
This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. All statements contained in this press release that do not relate to matters of historical fact should be considered forward-looking statements, including statements regarding our full-year 2026 WAKIX net revenue guidance; expectations for the growth and value of WAKIX and the pitolisant franchise; the planned leadership transition, including its expected timing and effects and Dr. Dayno’s anticipated advisory role; our strategic priorities and our ability to execute on them, including advancing our CNS pipeline, deploying capital and transacting on value-creating assets, and protecting WAKIX exclusivity; the potential of our product candidates, including BP-205; our planned and ongoing clinical trials and the expected timing of data readouts, including data from the multiple ascending dose study of BP-205; the expected timing of key commercial and pipeline milestones; anticipated regulatory milestones; our future results of operations and financial position, including our ability to fund our operations and pursue additional opportunities; business strategy products, prospective products, product approvals, and the plans and objectives of management for future operations. These statements are neither promises nor guarantees, but involve known and unknown risks, uncertainties and other important factors that may cause our actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by the forward-looking statements, including, but not limited to, the following: our commercialization efforts and strategy for WAKIX; the rate and degree of market acceptance and clinical utility of pitolisant in additional indications, if approved, and any other product candidates we may develop or acquire, if approved, including EPX-100, Pitolisant GR and BP-205; our research and development plans, including our plans to explore the therapeutic potential of pitolisant in additional indications; our ongoing and planned clinical trials; our ability to expand the scope of our license agreements with Bioprojet Société Civile de Recherche (“Bioprojet”); the availability of favorable insurance coverage and reimbursement for WAKIX;

the timing of, and our ability to obtain, regulatory approvals for pitolisant for other indications as well as any other product candidates; our estimates regarding expenses, future revenue, capital requirements and additional financing needs; our ability to identify, acquire and integrate additional products or product candidates with significant commercial potential that are consistent with our commercial objectives; our commercialization, marketing and manufacturing capabilities and strategy; significant competition in our industry; our intellectual property position; loss or retirement of key members of management; failure to successfully execute our growth strategy, including any delays in our planned future growth; our failure to maintain effective internal controls; the impact of government laws and regulations; volatility and fluctuations in the price of our common stock; the significant costs and required management time as a result of operating as a public company; the fact that the price of Harmony's common stock may be volatile and fluctuate substantially; statements related to our intended share repurchases and repurchase timeframe; and macroeconomic effects and changes in market conditions, including the impact of tariffs, inflation and the risk of recession. These and other important factors discussed under the caption "Risk Factors" in our Annual Report on Form 10-K filed with the Securities and Exchange Commission (the "SEC") on February 24, 2026 and our other filings with the SEC could cause actual results to differ materially from those indicated by the forward-looking statements made in this press release. Any such forward-looking statements represent management's estimates as of the date of this press release. While we may elect to update such forward-looking statements at some point in the future, we disclaim any obligation to do so, even if subsequent events cause our views to change.

Harmony Biosciences Investor Contact:

Brennan Doyle

484-539-9700

bdoyle@harmonybiosciences.com

Harmony Biosciences Media Contact:

Cate McCanless

202-641-6086

cmccanless@harmonybiosciences.com